Exhibit 10.5

                  Warrant Agreement dated June 30, 1998 between Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), and Jeff Eliot Margolis ("Holder").

                  Whereas Holder and the Company are parties to a certain Sublicense and Development Agreement dated June 30, 1998 (the "Sublicense Agreement"); and

                  Whereas pursuant to the terms of the Sublicense Agreement, the Company has agreed to issue Holder certain warrants to purchase shares of the Company's Common Stock (as defined in section 8.5), with no par value; and

                  Now therefore for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  1 Grant. The Company grants Holder warrants ("Warrants") to purchase up to [***] shares of Common Stock ("Warrants") at the Exercise Price (as defined in section 2.1), subject to adjustment as provided in Section 8, during the period commencing on the start date of the [***] (as defined in the Sublicense Agreement) and ending five years thereafter (the "Exercise Period").

                  2.       Exercise Price.

                  2.1 The Exercise Price for (a) [***] warrants shall be $8.040625 per share of Common Stock representing the Market Price (as defined in section 2.2) per share of the Common Stock on the date hereof, and for (b) [***] warrants shall be the Market Price of the Common Stock on the start date of the [***].


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                  2.2 "Market  Price" shall be the mean of the closing  price of the Common Stock as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or such other national securities exchange or over-the-counter market on which the Common Stock is quoted; in the case of the aforementioned [***] warrants for the 20-day period prior to the date hereof and in the case of the aforementioned [***] warrants for the 20-day period prior to start of the [***].

                  3. Warrant Certificates. The warrant certificates delivered pursuant to this Warrant Agreement shall be in the form set forth in Exhibit A with such appropriate changes required or permitted by this Warrant Agreement (the "Warrant Certificates").

                  4.       Exercise of Warrant.

                  4.1 Manner of Exercise. The Warrants are exercisable during the Exercise Period (but not thereafter) at the Exercise Price and payable to the Company at its executive offices located at 3050 Science Park Road, San Diego, California 42121, attn: Chief Financial Officer (or such other officer as designated to Holder by the Company by notice), by certified or official bank check in New York Clearing House funds or wire transfer. Upon surrender of a Warrant Certificate, submission of an executed election to purchase in the form set forth in Exhibit B and payment of the Exercise Price, Holder shall be entitled to receive a certificate for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of Holder in whole or in part, but not as to fractional shares of Common Stock.

                  4.2 Non-Cash Exercise. In addition to the method of payment set forth in section 4.1 and in lieu of cash payment, Holder shall have the right to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in section 4.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares covered by the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the closing price of the Company's Common Stock on the date of exercise less the Exercise Price, and the denominator of which is such closing price.


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                  5.       Issuance of Certificates.

                  5.1 Prompt Issuance. Upon exercise of the Warrants, the certificates for the shares of Common Stock underlying such Warrants shall be issued within ten business days without charge to the Holder including, without limitation, any tax that may be payable in connection with the issuance, and such certificates shall be issued in the name of, or in such name as may be directed by, Holder, provided that the Company shall not be required to pay any tax payable solely due to the issuance of a certificates in a name other than Holder. The Company shall not be required to issue or deliver such certificates until Holder pays the amount of such tax to the Company or establishes to the satisfaction of the Company that such tax has been paid.

                  5.2 Execution of Certificates. Stock certificates issued upon exercise of the Warrants shall be executed by authorized officers of the Company. The person in whose name any such stock certificate is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date of exercise of the Warrant.

                  5.3 New Warrant Certificate. If Holder purchases less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock not so purchased.

                  6. Transfer of Warrants. Subject to the restrictions set forth in section 7, Holder may sell, assign, pledge, hypothecate or otherwise transfer any rights under this Warrant Agreement, following notice to the Company in the form of Exhibit C.


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                  7. Registration Under the Securities Act of 1933 .

                  7.1 Neither the Warrants nor the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities or blue sky laws. Upon exercise of the Warrants, the Company may cause a legend in substantially the form set forth below to be placed on each certificate representing the shares of Common Stock issued.

                  The securities represented by this certificate have not been registered for public resale under the Securities Act of 1933, as amended ("Securities Act"), and may not be offered, transferred or sold except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities or blue sky laws, (ii) Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), to the extent applicable, together with an opinion of counsel if such opinion, reasonably satisfactory to issuer's counsel, is that such transfer is permitted or (iii) an opinion of counsel, if such opinion, reasonably satisfactory to issuer's counsel, is that an exemption from registration under the Securities Act and any applicable state securities or blue sky laws is available.

                  7.2 Holder shall have such registration rights set forth in that certain New Registration Rights Agreement dated March 29, 1996.

                  8.       Adjustments to Exercise and Number of Securities.


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                  8.1   Recapitalization  and   Reclassifications.   If  upon  a
recapitalization or reclassification the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof the number of shares of Common Stock that Holder shall be entitled to purchase upon exercise of the Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionately decreased and, in the case of a decrease in the number of shares, proportionately increased.

                  8.2 Sale; Merger; Consolidation. Subject to the prior notification requirements of section 13, upon a transfer or sale of all or substantially all the assets of the Company or in the case of any consolidation or merger of the Company with another entity (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), the transferee, purchaser or entity formed by or surviving a consolidation or merger, as the case may be, shall execute and deliver to Holder a supplemental warrant agreement giving Holder the right during the Exercise Period to receive, upon exercise of a Warrant, the kind and amount of shares of stock and/or other securities receivable upon such transfer, sale, consolidation or merger, as the case may be, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such transfer, sale, consolidation or merger, provided that if such transfer, sale, consolidation or merger shall result in the shareholders of the Company receiving cash or publicly traded securities having a value per share in excess of the Exercise Price, this Warrant Agreement shall terminate if not exercised prior to the closing date of such transaction. Such supplemental warrant agreement shall provide for adjustments that shall be identical to the adjustments provided in this section 8.


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                  8.3 Dividends and Other Distributions. If the Company declares a dividend payable in shares of Common Stock, Holder shall be entitled to receive upon exercise of the Warrant, in addition to the number of shares of Common Stock as to which the Warrant is exercised, such additional shares of Common Stock as Holder would have received had the Warrant been exercised immediately prior to such record date for the dividend. If the Company declares a dividend of securities other than a dividend of Common Stock, Holder shall thereafter be entitled to receive, in addition to the shares of Common Stock receivable upon the exercise of such Warrants, such non-Common Stock dividend as Holder would have received had the Warrant been exercised immediately prior to such record date for the dividend. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this section 8.3. If the Company declares a cash dividend the Holder shall not be entitled to receive any such dividend.

                  8.4 Definition of Common Stock. For the purpose of this Agreement, the term Common Stock shall mean the following:

                           (a)      the class of stock  designated as Common
Stock in the Articles of Incorporation of the Company as may be amended, or any other class of stock resulting from successive changes or reclassifications of such Common Stock; and
                           (b) if, as a result of an adjustment made pursuant to
section 8, Holder shall upon exercise of the Warrants become entitled to receive securities other than Common Stock, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such other securities and thereafter the number of such other securities shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this section 8.


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                  9.  Issuance of New Warrant  Certificate.  Upon receipt by the
Company of evidence reasonably satisfactory to it of a loss, theft, destruction or mutilation of a Warrant Certificate, reimbursement by Holder to the Company of all incidental expenses and, in the case of loss, theft or destruction, receipt of indemnity or security from Holder reasonably satisfactory to it, or, in the case of a mutilated Warrant Certificate, upon surrender and cancellation thereof the Company shall make and deliver a replacement Warrant Certificate to Holder.

                  10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants. The Company shall have the option to make payment in cash in respect of any fractional shares or to round any fraction up to the nearest whole number of shares of Common Stock.

                  11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price by Holder, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Common Stock may then be listed and/or quoted.

                  12. Representations and Warranties of Holder. Holder represents and warrants to the Company that it is an accredited investor, as defined in Section 501 of Regulations under the Securities Act, the Warrants are being acquired solely for Holder's own account, for investment, and not with a view to resale, distribution, assignment, subdivision or fractionalization thereof, and Holder has no present plans to enter into any contract, undertaking, agreement or arrangement for such purpose.


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                  13.  Notice  to  Warrant  Holder.  Nothing  contained  in this
Warrant Agreement shall be construed as conferring upon Holder, by virtue of holding the Warrants, the right to vote, consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment (which treatment shall be in accordance with generally accepted accounting principles) of such dividend or distribution on the books of the Company; or
                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchange for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c)  a  dissolution,   liquidation,   winding  up,   transfer,
consolidation, or merger) or a sale of all or substantially all its property, assets and business as an entirety shall be proposed;


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the  Company  shall give notice of such event at least 15 days prior to the date fixed as a record date or the date of the closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  14. Notices. Any notice or demand pursuant to this Warrant Agreement shall be in writing and shall be deemed sufficiently given or made (a) upon personal delivery; (b) the day following delivery to a reputable overnight courier or (c) three days following mailing by certified or registered mail, return receipt requested, postage prepaid, and addressed, until the other party is notified of another address, as follows:

                  If to the Company:
                  Neurocrine Biosciences, Inc.
                  3050 Science Park
                  San Diego, California  42121

                  with a copy to:
                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304
                  Attn: Michael O'Donnell, Esq.

                  If to Holder:
                  Jeff Eliot Margolis
                  c/o Aurora Capital Corp.
                  425 Park Avenue
                  New York, New York 10022-3506


                  15. Supplements and Amendments. This Warrant Agreement may be amended or waived at any time but only by written agreement of the parties.


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                  16.  Successors.  All the  covenants  and  provisions  of this
Warrant Agreement shall be binding upon and inure to the benefit of the Company, Holder and their respective successors and assigns hereunder.

                  17. Governing Law; Submission to Jurisdiction. (a) This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of Delaware without giving effect to rules governing conflicts of law.


                  (b) Any process or summons to be served upon either the Company or Holder (at the option of the party bringing such action, proceeding or claim) may be served in accordance with section 14. The prevailing party in any such action or proceeding shall be entitled to recover from the other party all its reasonable legal costs and expenses incurred in connection with such action or proceeding

                  18. Entire Agreement; Modification. This Warrant Agreement contains the entire understanding between the parties with respect to the subject matter hereof and may not be modified or amended except by both parties.

                  19. Severability. If any provision of this Warrant Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.

                  20. Captions. The caption headings of the sections of this Warrant Agreement are for convenience of reference only, are not a part of this Warrant Agreement and shall be given no substantive effect.


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                  21.  Benefits  of  this  Warrant  Agreement.  Nothing  in this
Warrant Agreement shall be construed to give to any person or entity other than the Company and Holder any legal or equitable right, remedy or claim hereunder; and this Warrant Agreement shall be for the sole and exclusive benefit of the Company and Holder.

                  22. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the date first set forth above.




                                         /s/Jeff Eliot Margolis


                                         Neurocrine Biosciences, Inc.
                                         /s/ Gary Lyons
                                             President and
                                             Chief Executive Officer


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